EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 1 to the registration statement of The Kroger Co. on Form S-8 (File No. 33-55501) of our report dated January 22, 1997, on our audits of the consolidated financial statements of The Kroger Co. as of December 28, 1996 and December 30, 1995, and for the years ended December 28, 1996, December 30, 1995, and December 31, 1994.



(Coopers & Lybrand L.L.P.)
Coopers & Lybrand L.L.P.
September 11, 1997

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